UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

October 4, 2004

ENCORE MEDICAL CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-26538	65-0572565
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation or organization)		No.)

9800 Metric Blvd.
Austin, Texas 78758
(Address of principal executive offices and zip code)

(512) 832-9500
(Registrant’s telephone
number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Consent of Ernst & Young LLP

     On October 8, 2004, Encore Medical Corporation (“Encore”) filed with the Securities and Exchange Commission a Current Report on Form 8-K reporting under Item 2.01 the completion of its acquisition of Empi, Inc. (“Empi”) on October 4, 2004. This Form 8-K/A amends such Form 8-K to add the financial statements of Empi and pro forma financial information giving effect to the acquisition and related financing transactions.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

     Encore has previously furnished the consolidated financial statements of Empi, listed below, in Exhibit 99 of its Current Report on Form 8-K filed with the Securities and Exchange Commission on September 20, 2004. Encore hereby incorporates by reference such consolidated financial statements in this Item 9.01(a).

Consolidated Financial Statements of Empi, Inc.

Report of Ernst & Young LLP, Independent Registered Public Accounting Firm

Report of Arthur Andersen LLP, Independent Public Accountants
Consolidated Balance Sheets as of June 30, 2004 and December 31, 2003 and 2002
Consolidated Statements of Income for the Six Months Ended June 30, 2004 and 2003 and the Years Ended December 31, 2003, 2002 and 2001
Consolidated Statements of Shareholders’ Deficit and Comprehensive Earnings for the Six Months Ended June 30, 2004 and the Years Ended December 31, 2003, 2002 and 2001
Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2004 and 2003 and the Years Ended December 31, 2003, 2002 and 2001
Notes to Consolidated Financial Statements

(b) Pro Forma Financial Information

     Unaudited pro forma condensed combined financial statements as of July 3, 2004 and for the year ended December 31, 2003 and the six months ended July 3, 2004 are included herein.

(c) Exhibits

     Exhibit 23 — Consent of Ernst & Young LLP

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE MEDICAL CORPORATION
Date: November 12, 2004	By:	/s/ Harry L. Zimmerman
Harry L. Zimmerman
Executive Vice President -- General Counsel

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     On August 8, 2004, Encore Medical Corporation, along with a wholly owned subsidiary, entered into a merger agreement with Empi, Inc., certain of Empi’s principal shareholders and a representative for Empi’s equity holders, providing for the acquisition by Encore of Empi, which we refer to as the Empi acquisition. The merger was consummated on October 4, 2004, at which time a wholly owned subsidiary of Encore Medical IHC, Inc (the “Issuer”), which is itself a wholly owned subsidiary of Encore, merged with and into Empi and Empi survived as a wholly owned subsidiary of the Issuer. Encore paid to Empi’s shareholders consideration of eight million shares of Encore’s common stock and approximately $172.7 million, subject to adjustment. We used proceeds of a $165.0 million offering of senior subordinated notes due 2012, $150.0 million of term loan borrowings under a new senior secured credit facility and available cash to pay the cash portion of the merger consideration, to repay substantially all of Encore’s and Empi’s debt at the time of closing and to pay fees and expenses in connection with these transactions.

     The accompanying unaudited pro forma condensed combined financial statements give effect to the following transactions, which we refer to collectively as the Transactions:

•	the payment of $172.7 million in cash and eight million shares of Encore common stock by Encore to Empi’s shareholders;

•	the merger of a wholly owned subsidiary of the Issuer with and into Empi;

•	the issuance by the Issuer of $165.0 million principal amount of senior subordinated notes priced at 99.314%, which resulted in original issue discount of approximately $1.1 million;

•	the entering into by the Issuer of a new senior secured credit facility, which consists of a term loan facility of $150.0 million and a revolving credit facility of $30.0 million. At the closing of the debt offering we borrowed $150.0 million under the term loan facility and the revolving credit facility remained undrawn at the closing of the Transactions; and

•	concurrently with the closing of the Empi acquisition, Encore repaid substantially all of Empi’s outstanding funded debt, including all indebtedness under Empi’s senior secured credit facility. In addition, Encore repaid $5.0 million of its existing indebtedness at the closing of the Transactions.

     A closing tax benefit was generated upon completion of the Empi acquisition. Encore is filing claims for such benefit and, as additional Empi acquisition consideration, shall pay to the shareholders of Empi, on a pro rata basis, the lesser of $6.0 million or the full amount of any such granted refunded taxes. This contingent consideration has not been included within the estimate of the purchase price within the pro forma adjustments. Upon resolution of the contingency, any additional amounts paid to the Empi shareholders would increase goodwill accordingly.

     The unaudited pro forma condensed combined balance sheet as of July 3, 2004 gives effect to the Transactions as if the Transactions had occurred on July 3, 2004. The unaudited pro forma condensed combined statements of operations have been adjusted to give effect to the Transactions as if the Transactions had occurred on January 1, 2003.

     The unaudited pro forma condensed combined balance sheet as of July 3, 2004 has been derived from Encore’s unaudited condensed consolidated balance sheet as of July 3, 2004 and Empi’s unaudited condensed consolidated balance sheet as of June 30, 2004. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2003 has been derived from Encore’s audited consolidated statement of operations and Empi’s audited consolidated statement of operations for the year ended December 31, 2003. The unaudited pro forma condensed combined statement of operations for the six months ended July 3, 2004 has been derived from Encore’s unaudited condensed consolidated statement of operations for the six months ended July 3, 2004 and Empi’s unaudited condensed consolidated statement of operations for the six months ended June 30, 2004.

     The unaudited pro forma combined financial information reflects pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions we believe are reasonable but are subject to change. In our opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The unaudited pro forma combined financial information does not purport to represent what our results of operations or financial position would actually have been had the Transactions occurred on such dates or to project our results of operations or financial position for any future date or period. The unaudited pro forma combined financial information reflects our preliminary estimates of the allocation of the purchase price for the acquisition of Empi and is subject to change. The final allocation of the purchase price for the acquisition of Empi will be determined after completion of the acquisition and will be based on the actual purchase price, the net tangible and intangible assets acquired and liabilities assumed.

ENCORE MEDICAL CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JULY 3, 2004
(in thousands)

					Pro Forma
	Encore	Empi	Adjustments		Total
ASSETS
Cash, cash equivalents and short term investments	$40,830	$10,417	$(37,716	)(a)	$13,531
Accounts receivable, net	15,041	35,601	(136	)(b)	50,506
Inventories, net	33,574	14,799	(71	)(c)	48,302
Deferred tax assets	2,736	4,837	—		7,573
Prepaid expenses and other current assets	2,285	1,716	—		4,001

Total current assets	94,466	67,370	(37,923)		123,913
Property and equipment, net	12,192	12,908	—		25,100
Goodwill	18,146	28,464	254,083	(d)	300,693
Intangible assets, net	14,416	173	29,827	(e)	44,416
Other assets	429	4,771	6,604	(f)	11,804

Total assets	$139,649	$113,686	$252,591		$505,926

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt	$910	$42	$—		$952
Accounts payable	4,117	6,335	(136	)(b)	10,316
Accrued expenses	6,475	10,318	—		16,793
Other current liabilities	—	2,699	—		2,699

Total current liabilities	11,502	19,394	(136)		30,760
Long-term debt, net of current portion	5,382	160,605	149,280	(g)	315,267
Deferred tax liability	5,077	1,503	—		6,580
Other non-current liabilities	540	—	—		540

Total liabilities	22,501	181,502	149,144		353,147
Minority interest	—	618	—		618
Stockholders’ equity
Common stock	43	62	(54	)(h)	51
Additional paid-in capital	118,439	(132,428)	167,508	(h)	153,519
Notes received for sale of common stock	(948)	(985)	985	(h)	(948)
Retained earnings	1,261	59,686	(59,761	)(h)	1,186
Other comprehensive income	—	5,231	(5,231	)(h)	—
Repurchased stock, warrants and rights	(1,647)	—	—		(1,647)

Total stockholders’ equity	117,148	(68,434)	103,447		152,161

Total liabilities, minority interest and stockholders’ equity	$139,649	$113,686	$252,591		$505,926

See accompanying notes to the unaudited pro forma condensed combined financial statements.

ENCORE MEDICAL CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2003
(dollars in thousands, except per share data)

					Pro Forma
	Encore	Empi	Adjustments		Total
Sales	$108,059	$150,525	$(2,156	)(i)	$256,428
Cost of sales	54,287	51,946	(2,101	)(i)	104,132

Gross margin	53,772	98,579	(55)		152,296
Operating expenses:
Selling, general and administrative.	39,535	58,831	3,296	(j)	101,662
Research and development	5,022	2,409	—		7,431
Recapitalization expense	—	5,408	—		5,408

Total operating expenses	44,557	66,648	3,296		114,501

Income from operations	9,215	31,931	(3,351)		37,795
Interest income	142	164	—		306
Interest expense	(5,305)	(7,994)	(17,615	)(k)	(30,914)
Early extinguishment of debt	(7,674)	—	—		(7,674)
Other, net	139	(2,511)	—		(2,372)

Income (loss) before income taxes	(3,483)	21,590	(20,966)		(2,859)
Provision (benefit) for income taxes	(966)	8,180	(7,820	)(l)	(606)
Minority interest	—	127	—		127

Net income (loss)	$(2,517)	$13,283	$(13,146)		$(2,380)

Loss per share:
Basic	$(0.12)				$(0.08)
Diluted	$(0.12)				$(0.08)
Shares used:
Basic	20,848		8,000	(h)	28,848
Diluted	20,848		8,000	(h)	28,848

See accompanying notes to the unaudited pro forma condensed combined financial statements.

ENCORE MEDICAL CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JULY 3, 2004
(dollars in thousands, except per share data)

	Encore	Empi			Pro Forma
	July 3, 2004	June 30, 2004	Adjustments		Total
Sales	$60,340	$79,729	$(1,510	)(m)	$138,559
Cost of sales	29,326	28,656	(1,439	)(m)	56,543

Gross margin	31,014	51,073	(71)		82,016
Operating expenses:
Selling, general and administrative	22,313	32,070	1,652	(n)	56,035
Research and development	3,404	1,262	—		4,666

Total operating expenses	25,717	33,332	1,652		60,701

Income from operations	5,297	17,741	(1,723)		21,315
Interest income	246	17	—		263
Interest expense	(365)	(4,048)	(8,696	)(o)	(13,109)
Other, net	(26)	(243)	—		(269)

Income before income taxes.	5,152	13,467	(10,419)		8,200
Provision for income taxes.	1,940	5,032	(3,886	)(p)	3,086
Minority interest	—	85	—		85

Net income	$3,212	$8,350	$(6,533)		$5,029

Earnings per share:
Basic	$0.07				$0.10
Diluted	$0.07				$0.10
Shares used:
Basic	42,847		8,000	(h)	50,847
Diluted	44,313		8,000	(h)	52,313

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS
(in thousands, except per share data)

1. Basis of Presentation

     Encore entered into a merger agreement, dated August 8, 2004, with Empi, Inc., a privately held Minnesota corporation, a merger subsidiary of Encore, certain of Empi’s principal shareholders and a representative of Empi’s equity holders. On October 4, 2004, the Encore merger subsidiary merged with and into Empi and Empi survived as a wholly owned subsidiary of the Issuer. Encore paid to Empi’s shareholders eight million shares of Encore common stock and cash consideration in an amount equal to $325,000, less the amount of Empi’s transaction costs and debt at closing, plus Empi’s cash and cash equivalents at closing, subject to adjustment based upon the change in net working capital at the time of closing. The cash portion of the merger consideration was financed by available cash, the net proceeds of the offering of senior subordinated notes and from borrowings under a term loan of a new senior credit facility entered into on the closing of the offering.

     The accompanying unaudited pro forma condensed combined balance sheet of Encore Medical Corporation as of July 3, 2004 gives effect to the Transactions as if the Transactions had occurred on that date.

     The accompanying unaudited pro forma condensed combined statements of operations for the year ended December 31, 2003 and the six months ended July 3, 2004 gives effect to the Transactions as if the Transactions had occurred on January 1, 2003.

     The unaudited pro forma financial information gives effect to the acquisition using the purchase method of accounting. The pro forma adjustments described in these notes to the unaudited pro forma condensed combined financial statements are based upon preliminary available information and upon certain assumptions made by management of Encore. Accordingly, the pro forma adjustments reflected in the unaudited pro forma condensed combined financial statements are preliminary and subject to revision. Any such revision could be material.

2. Preliminary Purchase Price

     The unaudited pro forma condensed combined financial statements reflect an estimated total purchase price of approximately $365,888, consisting of cash payments of $325,000 (including repayment of $159,588 of Empi debt), the fair value of Encore shares issued of $35,088, and estimated direct acquisition costs of $5,800. The net purchase price paid to existing Empi shareholders was estimated to be approximately $206,685, consisting of estimated cash to be paid to Empi’s shareholders of $171,597, and the fair value of Encore shares issued of $35,088.

     Net cash consideration to be paid to Empi shareholders was determined as follows:

Total cash to be paid	$325,000
Less: Estimated Empi debt	(160,647)
Less: Estimated Empi transaction costs	(4,549)
Plus: Estimated Empi cash on hand as of June 30, 2004	10,417
Plus: Repayment of Empi employee notes receivable (including $391 of interest)	1,376

Net cash to be paid to Empi shareholders	$171,597

     The preliminary fair value of the Encore common stock issued of $35,088 was determined to be $4.39 per share based upon the average closing price of Encore’s common stock on the Nasdaq National Market for the period from two days before to two days after the announcement of the Empi acquisition, pursuant to generally accepted accounting principles.

     The final purchase price is dependent on the amount of Empi’s cash and cash equivalents, the balance owing on Empi’s funded debt, actual transaction costs incurred by Empi, and the amount of Empi’s net working capital at closing. The final purchase price is still being determined.

3. Preliminary Purchase Price Allocation

     Under the purchase method of accounting, the total estimated purchase price will be allocated to the acquired tangible and identifiable intangible assets and the assumed liabilities of Empi based upon their estimated fair values as of the date of completion of the merger. The following represents the preliminary allocation of the aggregate purchase price as of July 3, 2004:

Current assets	$61,431
Tangible and other noncurrent assets	13,383
Liabilities assumed	(21,473)
Identifiable intangible assets	30,000
Goodwill	282,547

Total estimated purchase price	$365,888

     The net tangible assets were valued at their respective carrying amounts as management believes that these amounts will materially approximate their current fair values. A final determination of these fair values, which cannot be made prior to the completion of the Empi acquisition, may differ materially from preliminary estimates and will include management’s consideration of a final valuation prepared by independent valuation specialists. Any final adjustments may change the allocations of purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements data.

     Additionally, for pro forma purposes, we have estimated that the acquired intangible assets, consisting of Empi’s patents, trademarks, software and customer-based relationships, contracts, distribution networks and the third-party billing system will have an estimated fair value of $30,000. The identifiable intangible assets are expected to have a weighted-average useful life of nine years. The actual fair value of acquired assets, including identifiable intangible assets, and liabilities assumed, as well as the weighted-average useful life of identifiable intangible assets, may vary from the preliminary estimates.

     Goodwill represents the excess of the purchase price over the fair value of tangible and identifiable intangible assets acquired and liabilities assumed.

4. Pro Forma Adjustments

     The pro forma adjustments to the unaudited pro forma condensed combined financial statements are as follows:

Pro Forma Balance Sheet as of July 3, 2004

     (a) The pro forma adjustment to cash was determined as follows:

Sources of Cash
New senior credit facility	$150,000
Senior subordinated notes offered hereby	163,868
Repayment of Empi notes receivable (including $391 of interest)	1,376

Total sources of cash	$315,244

Uses of Cash
Cash portion of Empi acquisition consideration	$171,597
Repayment of Empi funded debt	159,588
Repayment of Encore funded debt	5,000
Prepayment penalty	75
Acquisition costs(1)	5,800
Debt issuance costs	10,900

Total uses of cash	$352,960

Pro forma adjustment to cash	$(37,716)

(1)	Included in the acquisition costs of $5,800 is a one-time fee in the amount of $1,000 which was paid immediately following the closing of the acquisition to Galen Advisors LLC, a significant stockholder of Encore, pursuant to the terms of a consulting agreement whereby Galen Advisors agreed to assist us in identifying, negotiating, and consummating strategic acquisitions.

     (b) The pro forma adjustment to accounts payable and accounts receivable eliminates the balances between Encore and Empi.

     (c) The pro forma adjustment to inventory reflects the elimination of profit from inventory on hand relating to purchases between Encore and Empi.

     (d) The pro forma adjustment to goodwill reflects the elimination of Empi goodwill of $28,464 and the addition of $282,547 of goodwill associated with the Transactions.

     (e) The pro forma adjustment to intangible assets reflects the elimination of existing Empi intangible assets of $173 and the addition of $30,000 of identifiable intangible assets acquired in connection with the Transactions.

     (f) The pro forma adjustment to other assets reflects the $10,900 of estimated debt issuance costs related to the Transactions, the write-off of $3,905 of debt issuance costs relating to Empi debt repaid, and the elimination of $391 of interest receivable repaid by existing Empi shareholders along with the notes receivable payments.

     (g) The pro forma adjustment to long-term debt was determined as follows:

Term loan borrowings under new senior credit facility	$150,000
Senior subordinated notes offered hereby	163,868
Repayment of Empi funded debt	(159,588)
Repayment of Encore funded debt	(5,000)

Adjustment to long-term debt	$149,280

     (h) The pro forma adjustments to stockholders’ equity were determined as follows:

		Additional	Notes Received		Other
	Common	Paid-In	for Sale of	Retained	Comprehensive
	Stock	Capital	Common Stock	Earnings	Income
Issuance of 8,000 shares of Encore stock	$8	$35,080	$—	$—	$—
Elimination of Empi historical equity accounts	(62)	132,428	—	(59,686)	(5,231)
Write-off of Empi debt issuance costs ($3,905)	—	—	—	—	—
Payment of notes receivable	—	—	985	—	—
Loss on early extinguishment of Encore debt	—	—	—	(75)	—

Total pro forma adjustments	$(54)	$167,508	$985	$(59,761)	$(5,231)

Pro Forma Statement of Operations for the Year Ended December 31, 2003

     (i) The pro forma adjustment to sales and cost of sales reflects the elimination of sales transactions between Encore and Empi. The adjustment also eliminates profit from inventory relating to these sales.

     (j) The pro forma adjustment to selling, general and administrative expense reflects the addition of one year of amortization totaling $3,333 relating to intangible assets acquired in the Transactions estimated to have an expected life of nine years, and the elimination of $37 of amortization of Empi intangible assets that were written off.

     (k) The pro forma adjustment to interest expense was determined as follows:

Elimination of interest from Empi funded debt	$(7,959)
Elimination of three months’ interest from Encore funded debt	(87)
Estimated interest on new senior credit facility	7,515
Interest on senior subordinated notes offered hereby	16,088
Amortization of debt discount	97
Amortization of debt issuance costs	1,961

Total pro forma adjustment to interest expense	$17,615

     Pro forma interest expense includes approximately $5,301 of Encore interest expense relating to debt which it repaid in August 2003. Pro forma cash interest expense for the new senior credit facility and the senior subordinated notes offered hereby, which comprised substantially all of the debt outstanding at closing, is estimated to be $23,603, for a twelve-month period.

     For each 1% change in interest rate on the new senior credit facility interest expense would change by approximately $1,500.

     (l) The pro forma adjustment to provision (benefit) for income taxes reflects the pro forma tax effect of the above adjustments at an estimated statutory tax rate of 37.3%.

Pro Forma Statement of Operations for the Six Months Ended July 3, 2004

     (m) The pro forma adjustment to sales and cost of goods sold reflects the elimination of sales transactions between Encore and Empi. The adjustment also eliminates profit from inventory relating to these sales.

     (n) The pro forma adjustment to selling, general and administrative expense reflects the addition of six months of amortization totaling $1,667 relating to intangible assets acquired in the Transactions estimated to have an effective life of nine years and the elimination of $15 of amortization of Empi intangible assets that were written off.

     (o) The pro forma adjustment to interest expense was determined as follows:

Elimination of interest from Empi funded debt	$(3,960)
Elimination of interest from Encore funded debt	(193)
Estimated interest on new senior credit facility	3,757
Interest on senior subordinated notes offered hereby	8,044
Amortization of debt discount	47
Amortization of debt issuance costs	1,001

Total pro forma adjustment to interest expense	$8,696

     Pro forma cash interest expense for the new senior credit facility and the senior subordinated notes offered hereby, which comprised substantially all of the debt outstanding at closing, is estimated to be $11,801 for a six-month period.

     For each 1% change in interest rate on the new senior credit facility, interest expense would change by approximately $750.

     (p) The pro forma adjustment to provision for income taxes reflects the pro forma tax effect of the above adjustments at an estimated statutory tax rate of 37.3%.